UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2009

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

247 SW 8TH Street, #122

Miami, FL 33130

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 432-5232

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 - Other Events

Item 8.01 Other Events.

On April 14, 2009 the Company entered into an agreement with John Perez, consultant, (the “Consulting Agreement”) for the purpose of retaining Mr. Perez to provide corporate communications and public relations services for the Company.  Under the terms of the Consulting Agreement, Mr. Perez has been granted an option to purchase up to 7,200,000 shares of the common stock of the Company (the “Option”) at a price of $0.04(U.S.) per share (the “Option Shares”), over the term of the Consulting Agreement of two (2) year.  Mr. Perez has the right to exercise the Option for 200,000 of the Option Shares at the time of entering to the Consulting Agreement and the right thereafter to exercise the Option for the balance of the Option Shares based on the trading price of the Company’s shares from time to time as reported on the Over The Counter Bulletin Board electronic quotation system.  The Company retains the right to terminate the Consulting Agreement and the Option granted thereunder, at its option, upon thirty (30) days notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Brian Smith

Brian Smith, President